Exhibit A-1

                         GPU ADVANCED RESOURCES, INC.
                                 Balance Sheet
                                 June 30, 2000
                                 -------------
                                  (Unaudited)

Assets

Current assets:
  Cash and temporary cash investments                          $17,602,631
  Accounts receivable:
    Customers                                                    5,141,987
    Other                                                            4,594
  Deferred income taxes                                             46,177
  Prepayments                                                       28,072
                                                                ----------

       Total current assets                                     22,823,461
                                                                ----------

Other property and investments                                      85,644
                                                                ----------

Deferred debits and other assets                                    30,271
                                                               -----------

       Total Assets                                            $22,939,376
                                                                ==========




Liabilities & Stockholder's Equity

Current liabilities:
  Accounts payable                                             $ 4,208,422
  Taxes accrued                                                  2,558,161
  Other                                                            402,184
                                                                ----------

       Total current liabilities                                 7,168,767
                                                                ----------

Deferred credits and other liabilities                             117,828
                                                               -----------

Stockholder's equity:
  Common stock                                                         100
  Capital surplus                                               25,900,000
  Retained earnings                                            (10,247,319)
                                                               -----------

      Total stockholder's equity                                15,652,781
                                                                ----------


       Total Liabilities & Stockholder's Equity                $22,939,376
                                                                ==========


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                                                                     Exhibit A-1

                          GPU ADVANCED RESOURCES, INC.
                              Statements of Income
                          -----------------------------
                                   (Unaudited)

                                           Three Months     Six Months
                                               Ended           Ended
                                           June 30,2000    June 30,2000
                                           -------------   -------------

Operating Revenues                          $16,545,497     $39,874,238
                                             ----------      ----------

Operating Expenses:

   Power purchased                           16,395,382      36,233,302

   Other operation and maintenance            1,084,743       1,932,258
                                             ----------      ----------

      Total Operating Expenses               17,480,125      38,165,560
                                             ----------      ----------


Operating Income/(Loss)                        (934,628)      1,708,678


Other Income and Expenses, Net                  238,101         360,187
                                             ----------      ----------



Earnings/(Losses) Before Income Taxes          (696,527)      2,068,865


  Income tax expense/(benefit)                 (272,630)        847,432
                                            -----------      ----------


Net Income/(Loss)                           $  (423,897)    $ 1,221,433
                                             ==========      ==========